EXHIBIT 3.(i).2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 COBALTER, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation  adopts the  following  articles  of  amendment  to its  articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     ARTICLE I. NAME. The name of the corporation shall be changed from Cobalter, Inc. to Cartis, Inc. The principal place of business of this corporation shall be 277 Royal Poinciana Way, Suite 155, Palm Beach, FL 33480.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

           N/A
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
THIRD:     The date of each amendment's adoption:    November 18, 1998.

FOURTH:    Adoption of Amendment(s) check one:

________   The amendment(s) was/were approved by the shareholders.  The number of votes cast for the amendment(s) was/were sufficient for approval.

________   The amendment(s) was/were approved by the shareholders through voting groups.

           The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

           "The number of votes cast for the amendment(s) was/were sufficient for approval by
           ----------------------------------------------------------."
                                          (Voting Group)

____x____  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________   The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

           Signed this 18th day of November, 1998.



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BY:        /s/ Michael Aubry
           ----------------------------------------------
           (By the Chairman or Vice Chairman of the
           Board of Directors, President, or other officer
           if adopted by the shareholders)
                               OR
           (By a director if adopted by the directors)
                               OR
           (By an incorporator if adopted by the incorporators)


Michel Aubry
-----------------------
Typed or printed Name


Secretary and Treasurer
-----------------------------
Title